                                                                      Exhibit 23

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT




The Board of Directors
First BancTrust Corporation


We consent to the incorporation by reference in the registration statement of First BancTrust Corporation on Form S-8 (Registration Statement Nos. 333-114943 and 333-134282) of our report dated March 14, 2007 on our audits of the consolidated financial statements of First BancTrust Corporation as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005, and 2004, which report is included in this Annual Report on Form 10-K.


/s/ BKD, LLP
Decatur, IL
March 26, 2007